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                                                                   EXHIBIT 3.113

                                                                         [STAMP]

                          CERTIFICATE OF INCORPORATION
                                       OF
                      SPECIALTY PACKAGING LICENSING COMPANY

                                     I. NAME

          The name of the Corporation is SPECIALTY PACKAGING LICENSING COMPANY.

                              II. REGISTERED AGENT

          The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  III. PURPOSES

          The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                IV. CAPITAL STOCK

          The total number of shares of common stock which the Corporation shall have authority to issues is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

                                 V. INCORPORATOR

          The name and mailing address of the Incorporator is John E. Willis, P.O. Box 1106, Richmond, Virginia 23208.

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                                  VI. DIRECTORS

          The number of directors of the Corporation shall be as determined by the By-Laws. The number of the initial directors shall be three (3). The names and mailing addresses of the persons who are to serve as initial directors are as follows:

                NAME                               ADDRESS

         Phillips E. Patton                 P. O. Box 1106
                                            Richmond, Virginia 23208

         Kenneth G. Piggott                 One First National Plaza
                                            Suite 5000
                                            Chicago, Illinois 60603

         William B. Conner                  1030 State Street
                                            Erie, Pennsylvania 16501

          I, the undersigned, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly, have hereunto set my hand this 13 day of November, 1985.

                                                    /s/ John E. Willis
                                                    ----------------------------
                                                    John E. Willis